Form 3 — Joint Filer Information
Exhibit 99-5

Name:	Metropolitan Life Insurance Company *****
Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas J. Pasuit
Associate General Counsel
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Neuberger Berman High Yield Strategies Fund Inc.(“NHS”)
Date of Event Requiring Statement:	September 18, 2013

Signature: /s/Thomas J. Pasuit
Thomas J. Pasuit, Associate General Counsel
*****Metropolitan Life Insurance Company as a direct owner/purchaser of 1,400 Series B Mandatory Redeemable Preferred Shares (USD Value $35,000,000).